UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 14, 2004

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On October 14, 2004, Superior Energy Services, Inc. (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Johnson Rice & Company L.L.C. and Raymond James & Associates, Inc., as representatives of the several underwriters (the "Underwriters"), for the sale of 9,696,627 shares of its common stock.  The common stock has been priced to the public at $12.25 per share for proceeds of $11.70 per share to the Company after underwriters' discount and before expenses. The net proceeds per share received by the Company in the offering, before expenses, will be used to purchase 9,696,627 shares of the Company's common stock owned by First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. (collectively, the "First Reserve Funds") as described below. Under the terms of the Underwriting Agreement, the Underwriters have an option to purchase an additional 1,454,494 shares of common stock to cover over-allotments, if any. The net proceeds from any exercise of the underwriters' over-allotment option will be used for general corporate purposes. The offering will be made on a firm commitment basis, pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Underwriting Agreement is included as Exhibit 1.1 to this Report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such Exhibit.

On October 14, 2004, the Company also entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the First Reserve Funds, pursuant to which the Company will purchase 9,696,627 shares of its common stock owned by the First Reserve Funds at a price of $11.70 per share. The Stock Purchase Agreement is included as Exhibit 10.1 to this Report and the description of the material terms of the Stock Purchase Agreement is qualified in its entirety by reference to such Exhibit.

Item 8.01.        Other Events.

On October 14, 2004, the Company issued the press release attached hereto as Exhibit 99.1, announcing that its previously announced public offering of 9,696,627 shares of common stock has been priced to the public at $12.25 per share for proceeds of $11.70 per share to the Company after underwriters' discount and before expenses. The press release is included as Exhibit 99.1 to this Report, and the description of the press release is qualified in its entirety by reference to such Exhibit.

On October 14, 2004, the Company also issued the press release attached hereto as Exhibit 99.2, announcing that its has entered into a stock purchase agreement with the First Reserve Funds, pursuant to which the Company will purchase 9,696,627 shares of its common stock owned by the First Reserve Funds at a price of $11.70 per share. The press release is included as Exhibit 99.2 to this Report, and the description of the press release is qualified in its entirety by reference to such Exhibit.

Item 9.01.        Financial Statements and Exhibits.
(c)	Exhibits.

1.1

Underwriting Agreement, dated October 14, 2004, by and among the Superior Energy Services, Inc., Johnson Rice & Company L.L.C. and Raymond James & Associates, Inc., as representatives of the several underwriters.

	10.1	Stock Purchase Agreement, dated October 14, 2004, by and among Superior Energy Services, Inc., First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P.

	99.1	Press release issued by Superior Energy Services, Inc., announcing pricing of common stock offering.

	99.2	Press release issued by Superior Energy Services, Inc., announcing entering into a stock purchase agreement.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    October 14, 2004